SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

    Date of Report
September 14, 2000

                    CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

               0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive offices)(Zip code)

                            (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:   OTHER EVENTS

On August 29, 2000, the Registrant announced that Peter A. Derow had been appointed to the Company's Board of Directors. Mr. Derow has an extensive background in building and managing several leading media companies, and has also been an advisor to and director of Internet companies serving global online professional IT, finance, and design engineering markets, among others. Mr. Derow has served as President and CEO of Institutional Investor, Inc., in additional to senior executive and director positions of companies including The Washington Post Company, CBS, Inc. and Newsweek. Mr. Derow will stand for election to the Registrant's Board of Directors at the company's annual meeting in November.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

(c)     EXHIBITS

99.1	Press Release dated August 29, 2000 announcing the appointment of Peter Derow to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc Registrant

By:	/s/
Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary